UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[X]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]      Definitive Information Statement

                                NOXSO CORPORATION
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)      Proposed maximum aggregate value of transaction:
(5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                                NOXSO CORPORATION
                                  19 Maple Lane
                            Rhinebeck, New York 12575

   --------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 13, 2002
   --------------------------------------------------------------------------

TO THE SHAREHOLDERS OF NOXSO CORPORATION:

PLEASE TAKE NOTICE that a Special Meeting of Shareholders of Noxso Corporation (the "Company") will be held at the Company's offices at 19 Maple Lane, Rhinebeck, New York 12575, on Friday, September 13, 2002, at 9:00 a.m., local time, or at any adjournments thereof, for the following purposes:

         (1) to approve and adopt a 1-for-2.09081 reverse stock split of the outstanding shares of the Company's common stock.

         If approved, the reverse stock split will be effective immediately prior to closing on the Merger and Reorganization Agreement by and among the Company, Noxso Acquisition Corp. and Cano Energy Corporation. Only shareholders of record owning shares of the Company's common stock at the close of business on August ___, 2002, will be entitled to vote at the meeting. The transfer books of the Company will not be closed.

         You are cordially invited to attend the meeting in person. Enclosed for your consideration is an Information Statement describing the proposed transactions. Please note that Robert Long, Spencer Levy and Robert Platek, the Company's principal shareholders, intend to cast their votes in favor of the name change and reverse stock split.

                                By order of the Board of Directors:




                                ---------------------------------
                                Robert M. Long, President

Rhinebeck, New York
September ___, 2002

                                NOXSO CORPORATION
                                  19 Maple Lane
                            Rhinebeck, New York 12572


                        PRELIMINARY INFORMATION STATEMENT

           SPECIAL SHAREHOLDERS MEETING TO BE HELD SEPTEMBER 13, 2002


                                  INTRODUCTION

This Information Statement will be first sent or given to shareholders of Noxso Corporation (the "Company") on or about August 20, 2002, in connection with a special shareholders' meeting to be held September 13, 2002, for the purpose of approving a reverse stock split of the Company's outstanding shares of common stock. If approved, the reverse stock split will be effective immediately prior to closing on the Merger Agreement and Plan of Reorganization by and among the Company, Noxso Acquisition Corp. and Cano Energy Corporation.

          **WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
                             TO SEND US A PROXY.**



                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

The securities entitled to vote at the Special Meeting consist of all of the issued and outstanding shares of the Company's common stock. The close of business on August __, 2002, has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Special Meeting. As of the record date, there were 1,135,000 shares outstanding.

VOTING RIGHTS AND REQUIREMENTS

Each shareholder of record as of the record date will be entitled to one vote for each share of common stock held as of the record date. The presence at the Special Meeting of the holders of an amount of shares of common stock representing the right to vote at least a majority of the shares of common stock outstanding as of the record date will constitute a quorum for transacting business. If a quorum exists, the affirmative vote of more than two thirds of the votes entitled to be cast will be required to approve the transactions. Abstentions and shares held in street name that are not voted on this proposal will have the same effect as a vote against the proposal.

Noxso Corporation Information Statement - Page 1

PRINCIPAL SECURITY HOLDERS

The following table sets forth information, as August _____, 2002, with respect to the beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock and by directors and officers of the Company, both individually and as a group:

-------------------------------------------------------------------------------------------------------------------
Beneficial Owners                                Relationship to             Shares Owned            Percent of
                                                     Company              Beneficially and of        Class (1)<F1>
                                                                                 Record
-------------------------------------------------------------------------------------------------------------------
Robert Long                                    President, Director               360,000                 31.7%
19 Maple Lane
Rhinebeck, New York 12572
-------------------------------------------------------------------------------------------------------------------
Robert Platek(2)<F2>                                                             450,000                 39.6%
5 Halls Lane
Rye, New York 10580
-------------------------------------------------------------------------------------------------------------------
Spencer Levy                                   Secretary, Director                90,000                  7.9%
11 Waverly Place #6H
New York, New York 10003
-------------------------------------------------------------------------------------------------------------------
James Platek(2)<F2>                            Treasurer, Director                  -0-                    0%
19 New England Avenue, #8C
Summit, New Jersey 07901
-------------------------------------------------------------------------------------------------------------------
All officers and directors, as a                                                 450,000                 39.6%
group (3 persons)
-------------------------------------------------------------------------------------------------------------------

<F1>
(1)      Based on 1,135,000 shares outstanding as of August __, 2002.
<F2>
(2)      Robert Platek and James Platek are brothers.

Changes in Control

As of April 24, 2002, the Company entered into a Merger Agreement and Plan of Reorganization (the "Merger Agreement") to acquire Cano Energy Corporation ("Cano"), a Texas corporation engaged in oil and gas exploration. Under the terms of the Merger Agreement, Cano is to merge with Noxso Acquisition Corp., a Delaware corporation wholly-owned and formed by the Company solely for the purpose of this transaction ("Acquisition Corp"). Cano would be the surviving corporation of the merger.

Consummation of the acquisition of Cano is subject to the satisfaction of several conditions. Among the conditions is that the Company must sell at least $2,000,000 of units of common



Noxso Corporation Information Statement - Page 2 stock and warrants by July 3, 2002. Cano and the Company have reduced the $2,000,000 of units to $1,000,000 of units and have extended the July 3, 2002 deadline to September 15, 2002.

The private placement commenced June 12, 2002. The Company is offering a maximum of 100 Units at $50,000 per Unit, each Unit consisting of 16,666 shares of common stock and redeemable warrants to purchase 8,333 shares of common stock at $5.00 per share. The proceeds of the offering are to be used primarily for the acquisition and development of the oil, gas, and mineral interests of the Davenport Field, located in Lincoln County, Oklahoma (the "Davenport Unit").

The consummation of the acquisition is also contingent upon shareholder approval of a 1-for-2.09081 reverse stock split of the Company's outstanding shares of common stock (after redemption of certain shares by the Company, as described below).

If this minimum offering is completed and the acquisition closes, the following shall occur:

         (i) Cano shall become a wholly-owned subsidiary of the Company as a result of it being the surviving corporation of the merger with Acquisition Corp;

         (ii) the existing Cano shareholders shall receive in the merger 9,940,000 shares of the Company's common stock;

         (iii) a minimum of 333,320 shares of common stock and warrants to purchase 166,660 shares of common stock shall be sold for $1,000,000 of gross proceeds and a maximum of 1,666,600 shares of common stock and warrants to purchase 833,300 shares of common stock shall be sold for $5,000,000 of gross proceeds;

         (iv) all then officers and directors of the Company shall resign and Cano shall designate new officers and directors of the Company;

         (v) the net proceeds received by the Company from the sale of units in the private offering shall be applied as disclosed to investors including (i) $650,000 to acquire the Davenport Unit and (ii) $315,000 to repay outstanding indebtedness and obligations of the Company consisting of (a) the repayment of $275,000 aggregate principal amount of notes issued by the Company to repurchase 275,000 shares of common stock owned by certain current control persons of the Company, which shares shall become treasury shares, and (b) $40,000 to repay certain outstanding obligations of the Company; and

         (vi) in the event that the Company's consolidated balance sheet does not reflect at least $5,000,000 of total consolidated net assets for either (i) the quarter ending June 30, 2003, or
                  (ii) at any date prior to June 30, 2003, Mr. Long, the current


Noxso Corporation Information Statement - Page 3

                  Chief Executive Officer and President and a controlling shareholder of the Company, shall have the right to purchase the 9,940,000 shares of common stock issued to the Cano shareholders in the merger for an aggregate purchase price of $175,000. In the event this option is exercised, the Company shall simultaneously with the closing thereof return all shares of Cano common stock (which at that time will be a wholly-owned subsidiary of the Company), to the shareholders of Cano prior to the merger.

Pursuant to the Merger Agreement, in the event the merger does not occur by July 3, 2002, the Company may terminate the Merger Agreement. Cano and the Company have extended this July 3, 2002 deadline to September 15, 2002.

In connection with the Company's acquisition of Cano, the following persons, who are officers, directors and principal shareholders, will sell a portion of their shares of the Company's common stock back to the Company:

         Robert M. Long          -       119,570 shares for $119,570
         Robert Platek           -       119,570 shares for $119,570
         Robert J. Salluzzo      -       35,860 shares for $35,860

If the Company fails to acquire Cano, the Company can terminate the agreements to redeem these shares.

If the Company consummates the proposed acquisition of Cano, the Cano shareholders and investors in the private placement will own collectively 91.5% of the then outstanding shares of common stock and existing shareholders of the Company will own collectively 8.5% of the then outstanding shares. In addition, upon the closing of the acquisition, it is proposed that the current officers and directors of the Company will resign and new officers and directors who are currently members of Cano management will be appointed to fill those vacancies.

--------------------------------------------------------------------------------

                  PROPOSAL 1: APPROVAL OF A REVERSE STOCK SPLIT

--------------------------------------------------------------------------------

As a condition precedent to closing on the Merger Agreement, the Company is required to implement a 1-for-2.09081 reverse stock split of the outstanding shares of the Company's common stock. The reverse stock split is intended to increase the value of each remaining share of common stock. The Company's controlling shareholders, Robert M. Long, Spencer Levy and Robert Platek, intend to cast their votes in favor of the reverse stock split.


Noxso Corporation Information Statement - Page 4

If approved, the reverse stock split will be effective after the redemption of shares by the Company and immediately prior to closing on the Merger Agreement. If the Company determines not to proceed with the acquisition of Cano, the reverse split, even if approved, may not be implemented.

GENERAL

On July 31, 2002, the Board of Directors approved, and recommends that the shareholders of the Company approve, an amendment to the Company's Articles of Incorporation (the "Amendment") effecting a 1-for-2.09081 reverse stock split of the outstanding common shares (the "Reverse Stock Split"). If the Amendment is approved by the shareholders, each holder of record of common shares on the effective date of the Reverse Stock Split will thereafter be deemed to hold one share of common stock for every 2.09081 presently issued and outstanding shares of common stock held of record on that date. It is not anticipated that the financial condition of the Company, the percentage ownership of each shareholder or any aspect of the Company's business would change materially as a result of the Reverse Stock Split.

IMPLEMENTATION OF THE REVERSE STOCK SPLIT

Pursuant to the Reverse Stock Split, each holder of 2.09081 shares of common stock, par value $0.01 per share (the "Old Common Stock"), immediately prior to the effectiveness of the Amendment would become the holder of one share of common stock, par value $0.01 per share (the "New Common Stock").

No fractional shares of New Common Stock will be issued in connection with the Reverse Stock Split. Instead, holders of Old Common Stock who would otherwise be entitled to receive fractional shares of New Common Stock because they hold a number of shares of Old Common Stock not evenly divisible by 2.09081 will be entitled to receive from the Company one full share for such fractional share resulting from the Reverse Stock Split.

If the Amendment is approved by the shareholders, the Board of Directors intends to cause the Articles of Amendment to be filed with the Virginia State Corporation Commission. Upon the effectiveness of the Amendment, Article Third of the Company's Articles of Incorporation would be amended as set forth in Exhibit A hereto. Upon the effectiveness of the Amendment, the Reverse Stock Split will occur without any further action on the part of shareholders of the corporation and without regard to the date or dates on which the stock certificates are physically surrendered in exchange for certificates representing the number of shares of New Common Stock such shareholders are entitled to receive as a consequence of the Reverse Stock Split.

As soon as practicable after the effectiveness of the Amendment, letters of transmittal will be mailed to each record holder of common stock as of the close of business on the date the Amendment is effective. The letter of transmittal will direct each shareholder to surrender the


Noxso Corporation Information Statement - Page 5

Old Common Stock certificates. Upon the surrender of the stock certificates, the shareholder will receive in exchange therefor the whole number of shares of New Common Stock to which he or she is entitled.

EFFECTS OF THE REVERSE STOCK SPLIT

With the exception of the number of issued and outstanding shares, the rights and preferences of the shares of common stock prior and subsequent to the Reverse Stock Split will remain the same.

The Company is presently authorized to issue a maximum of 20,000,000 shares of common stock. As of August ___, 2002, 1,135,000 shares of common stock were issued and outstanding. The per share par value of the common stock will not change as a result of the Reverse Stock Split. The shares of common stock issuable upon approval of the Amendment will be fully paid and nonassessable. The voting rights and other privileges of the continuing holders of common stock will not be affected substantively by the adoption of the Amendment or implementation of the Reverse Stock Split.

ACCOUNTING EFFECTS OF THE REVERSE STOCK SPLIT

Following the effective date of the Reverse Stock Split, the par value of the common stock will remain at $0.01 per share. As a result, the Company's stated capital will be reduced and capital in excess of par value (paid-in capital) increased accordingly. Shareholder's equity will remain largely unchanged, but will be reduced by the de minimus costs associated with effecting the Reverse Stock Split and the repurchase of fractional shares.





Noxso Corporation Information Statement - Page 6

NO DISSENTER'S RIGHTS

Under Virginia's law, shareholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Stock Split.

RECOMMENDATION AND VOTE REQUIRED

The Board recommends that the shareholders vote "FOR" this proposal to approve the reverse stock split. If a quorum exists at the Special Meeting, the affirmative vote of more than two thirds of the votes entitled to be cast is required for approval. Abstentions and shares held in street name that are not voted on this proposal will have the same effect as a vote against the proposal. See "Voting Securities and Principal Holders Thereof".

                                  OTHER MATTERS

Management of the Company knows of no other matters to be acted upon at the Special Meeting.








Noxso Corporation Information Statement - Page 7

                            ARTICLES OF AMENDMENT OF

                                NOXSO CORPORATION

         The undersigned corporation, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, hereby executes the following articles of amendment and sets forth:

                                       ONE

         The name of the corporation is Noxso Corporation.

                                       TWO

         The first paragraph of Article Third of the Articles of Incorporation shall be replaced in its entirety by the following:

         The total authorized capital stock of the Corporation shall consist of 20,000,000 shares, which shall be classified as common stock of the par value of $0.01 per share.

         An additional paragraph shall be added after the first paragraph of Article Third of the Articles of Incorporation as follows:

         Every 2.09081 of the issued and outstanding shares of the Corporation 's Common Stock, par value $0.01 per share, as of ______ eastern daylight time on __________, 2002, are hereby changed into one share of Common Stock, par value $0.01 per share. No fractional shares shall be issued upon such change, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

                                      THREE

         The foregoing amendment(s) was/were adopted on ______________, 2002.

                                      FOUR

     The amendment(s) was/were proposed by the board of directors and submitted to the shareholders in accordance with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia, and:


                            Articles of Amendment of
                                Noxso Corporation
                                   Page 1 of 2

           (a) The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment(s) was/were:

                      DESIGNATION                NUMBER OF OUTSTANDING SHARES              NUMBER OF VOTES
                   ------------------            ----------------------------              ---------------
                     Common Shares                         1,135,000                        ______________

           (b)    The total number of:

                  Votes cast for and against the amendment(s) by each voting group entitled to vote separately on the amendment(s) was:

                                                                         TOTAL NUMBER OF VOTES
                                        TOTAL NUMBER OF VOTES CAST          CAST AGAINST THE
                    VOTING GROUP            FOR THE AMENDMENTS                 AMENDMENTS
                  -----------------     --------------------------        --------------------
                   Common Shares             _______________                _______________


           (c) And the number cast for the amendment(s) by each voting group was sufficient for approval by that voting group.


         The undersigned President of the Corporation declares that the facts herein stated are true as of _________________, 2002.

                                       NOXSO CORPORATION

                                       By:
                                          -----------------------------------
                                       Robert M. Long, President








                            Articles of Amendment of
                                Noxso Corporation
                                   Page 2 of 2